EXHIBIT 99.2

WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Senior Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of Fiserv, Inc. (the “Company”), hereby certify that the Annual Report on Form 10-K of the Company for the year ended December 31, 2002, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2003	By:	/S/ Kenneth R. Jensen
Kenneth R. Jensen Senior Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

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